Exhibit 99.2

Analyst Contact:	Mark Schlei
Sparton Corporation
Email: mschlei@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation To Provide An Update On The Acquisition Of Onyx

SCHAUMBURG, Ill. – January 30, 2013 – Sparton Corporation (NYSE: SPA) announced it will host a conference call with investors and analysts on Friday, February 1st at 10:00 a.m. CT / 11:00 a.m. ET to discuss its progress with the Onyx acquisition. With regard to Onyx, Sparton will provide a general business update, review Onyx’s historical financials, and respond to investor questions.

Sparton’s financial disclosures related to the acquisition will be filed with the SEC no later than January 31st.

To participate, callers should dial (800) 406-7408. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=Z3M3WC&role=attend

The presentation will be available on Sparton’s Web site: http://www.sparton.com in the “Investors” section for up to two years after the conference call.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 113th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical, Military & Aerospace, and Industrial & Instrumentation. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

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